As filed with the Securities and Exchange Commission on December 29, 2017

Registration No. 333-219769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHI GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	8741	90-0114535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5348 Vegas Drive

Las Vegas, Nevada 89108

(702) 475-5430

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Henry Fahman

Chief Executive Officer

PHI GROUP, INC.

5348 Vegas Drive

Las Vegas, Nevada 89108

(702) 475-5430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher H. Dieterich, Esq.

Dieterich & Associates

11835 West Olympic Blvd., Suite 1235E

Los Angeles, California 90064

(310) 312-6888

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	7,936,600	$0.0134	$106,350	$13.24

(1) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, using the average of the high and low prices as reported on the OTCQB market on December 07, 2017.

(3) Estimated assuming that all 7,936,600 shares are sold at the same price. This number of shares is limited by Rule 415, however the share prices may increase over the life of the agreements and this registration, such that prices could cumulate to $10,000,000 (the contractual limitation) if a large number of shares are sold at significantly higher prices than currently exist.

(4) As of December 29, 2017, the Company had 50,746,818 issued and outstanding shares of common stock. These 7,936,600 shares represent 15.64% of the number of currently outstanding shares. Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 58,683,418 and the registered shares will then represent 13.52% of those shares. Additionally, as of the date of this amended Registration Statement, these 7,936,600 shares represent 33.3% of the current float.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a) may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 4 to PHI GROUP, INC.’s Registration Statement on Form S-1, File No. 333-219769/171012718, filed with the Securities and Exchange Commission on August 07, 2017, Form S-1/A – Amendment No. 1, File No. 333-219769/171087784, filed with the Securities and Exchange Commission on September 15, 2017, Form S-1/A – Amendment No. 2, File No. 333-219769/ 171141298, filed with the Securities and Exchange Commission on October 17, 2017, and Form S-1/A – Amendment No. 3, File 333-219769/171248026, filed with the Securities and Exchange Commission on December 11, 2017, is to provide an updated and current Consent of Independent Registered Public Accounting Firm by filing herewith Exhibit 23.1 to the afore-mentioned registration statement on Form S-1, as amended.

No other changes have been made in this Amendment No. 4 to the Form S-1/A, Amendment No. 3, as filed on December 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1/A No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on December 29, 2017.

PHI GROUP, INC.

By:	/s/ Henry D. Fahman
Name:	Henry D. Fahman
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of PHI Group, Inc., do hereby constitute and appoint Henry Fahman, our true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1/A No. 4 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Henry D. Fahman	Chief Executive Officer and Chairman (Principal Executive Officer)	December 29, 2017

Henry D. Fahman	Chief Financial Officer and Director (Principal Accounting Officer)	December 29, 2017

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

23.1	Consent of Independent Registered Public Accounting Firm (David Banerjee, CPA)

24.1	Power of Attorney (included in the Signature Page to Registration Statement).